Articles of Amendment
filed pursuant to Sec 7-90-301, et seq. and Sec 7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:	19911073600

1. Entity name:
                     Transportation Logistics Int'l, Inc.
                     -------------------------------------
                     (If changing the name of the corporation,
                      indicate name BEFORE the name change)

2. New Entity name: (if applicable)
                     Global Concepts, Ltd.
                     -------------------------------------

3. Use of Restricted Words (if any of these
terms are contained in an entity name, true    [ ] "bank" or "trust" or any
                                                    derivative thereof
name of an entity, trade name or trademark     [ ] "credit union"
stated in this document, make the applicable   [ ] "savings and loan"
selection):                                    [ ] "insurance", "casualty",
                                                   "mutual", or "surety"

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration
as amended is less than perpetual, state
the date on which the period of duration
expires:	______________
                (mm/dd/yyyy)
OR

If the corporation's period of duration as amended is perpetual,
mark this box:   [x]

7. (Optional) Delayed effective date:        _______________
                                             (mm/dd/yyyy)
Notice:
Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic Statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.
This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.


8. Name{s) and address{es) of the
individual(s) causing the document
to be delivered for filing:
                                 Brantl      Robert      Francis
                                 ---------------------------------------------
                                 (Last)      (First)     (Middle)    (Suffix)

                                 322 4th Street
                                 ---------------------------------------------
                                 (Street name and number or Post Office
                                  information)

                                 Brooklyn             NY      11215-2805
                                 ---------------------------------------------
                                 (City)              (State) (Postal/Zip Code)

                                 (Province - if applicable) Country - if not US)
                                 ----------------------------------------------

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing ihe document to be delivered for filing, mark this box [ ] and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

                                  Addendum to

                             Articles of Amendment

                                    OF THE

                           ARTICLES OF INCORPORATION

                                      OF

                      TRANSPORTATION LOGISTICS INT'L INC.

The Articles of Incorporation are further amended by eliminating Section 1 of
Article V and replacing it with the following Section 1:

     Section 1. Authorized Capital. The aggregate number of shares and the amount of the total authorized capital of said Corporation shall consist of 500,000,000 shares of common stock, no par value per share, and 5,000,000 shares of preferred stock, no par value per share.


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